Exhibit 10.1

August 22, 2017

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Re:	Amendment to Reset Offer of Common Stock Purchase Warrants

To Whom It May Concern:

This letter agreement (the “Amendment”) is an offer to amend that certain Reset Offer Letter dated June 1, 2017 (the “Reset Letter”) by and between Hemispherx Biopharma, Inc. (the “Company”) and you (the “Holder” or “you”) pursuant to which you acquired Class A and Class B Common Stock Purchase Warrants of the Company (respectively, the “A Warrants” and the “B Warrants” and, collectively, the “Old Warrants”) set forth on the signature page below. The foregoing transaction, along with identical transactions entered into with other investors, is hereinafter referred to as the “Transaction”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated as of August 30, 2016, by and among the Company and the signatories thereto (the “Purchase Agreement”).

In consideration of the resolution of the unexpected issues that arose after the Transaction with the NYSE MKT that would have potentially greatly limited your ability to exercise most of the Old Warrants, you agree to exchange all of your Old Warrants for new warrants identical to the Warrants (“New Warrants”) except as follows: The exercise price of both New Warrants will be $0.45 per share, subject to adjustment therein, and the number of Class B New Warrants to be issued to you will be proportionately reduced so that all New Warrants in the Transaction do not exceed 19.9% of the number of the Company’s issued and outstanding shares of Common Stock as of May 31, 2017. The actual number of A New Warrants and B New Warrants to be issued to you are set forth on the signature page hereof. The Holder shall have the same rights, and the Company will have the same obligations, with respect to the New Warrants as is set out in Section 4.1 of the Purchase Agreement as if such New Warrants were issued pursuant to the Purchase Agreement.

The Company represents and warrants that the holding period of the New Warrants tacks back to the date of issuance of the Old Warrants.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to you with respect to the terms hereunder and the New Warrants is or will be more favorable to any other holder of A Warrants or B Warrants than those offered to you. If, and whenever on or after the date hereof, the Company offers different terms to another holder of A Warrants or B Warrants, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Amendment shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) granted to such other holder, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Amendment shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.

If this offer is accepted and the transaction documents are executed on or before 8:30 a.m. on August 23, 2017, then on or before 9:00 a.m. Eastern Time on August 23, 2017, the Company shall file a Current Report on Form 8-K with the Commission. From and after such filing, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to it by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents.

Corporate Headquarters

One Penn Center, 1617 JFK Blvd, Suite 500, Philadelphia, PA 19103          t: 215-988-0080          f: 215-988-1739

Manufacturing

783 Jersey Ave, New Brunswick, NJ 08901 www.hemispherx.net                t: 732-249-3250          f: 732-249-6895

Shipping: 783 Jersey Avenue, New Brunswick, NJ 08901

Except for the foregoing, the terms of the Reset Letter do not change.

Consummation of this offer is contingent upon the Holders of all of the outstanding Old Warrants accepting this offer with regard to all of their Old Warrants.

If you agree with the foregoing, please counter execute this Amendment and return the fully executed Amendment to the Company at e-mail: Adam Pascale at Adam@Hemispherx.net and Alan Goldfuss at alan.goldfuss@hemispherx.net, with a copy to placements@hcwco.com. In addition, please return your original Old Warrants to the Company and, upon the Company’s receipt of the original Old Warrants, the Company will promptly deliver to you New A Warrants and New B Warrants.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

HEMISPHERX BIOPHARMA, INC.

By:
Name:	Thomas K. Equels
Title:	Chief Executive Officer

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

No. of original Old Warrants to be returned to the Company:

Series A Warrant Shares:

Series B Warrant Shares:

No. of New Warrants to be issued to the Holder:

New A Warrant Shares:

New B Warrant Shares:

Corporate Headquarters

One Penn Center, 1617 JFK Blvd, Suite 500, Philadelphia, PA 19103          t: 215-988-0080          f: 215-988-1739

Manufacturing

783 Jersey Ave, New Brunswick, NJ 08901 www.hemispherx.net                t: 732-249-3250          f: 732-249-6895

Shipping: 783 Jersey Avenue, New Brunswick, NJ 08901